Exhibit 10.1 Full Settlement and Release Agreement

FULL SETTLEMENT AND RELEASE

AGREEMENT

This Agreement is made by and between J. Garry McAllister, Esq., individually ("JGM") and as the Managing Member of Corporate Creditors Committee, LLC, a Utah limited liability company (“CCC”); Bullion Monarch Company, Inc., a dissolved Utah corporation and its successors and assigns (“BMRK”); R. Don Morris, individually and as a current and former officer/director of BMRK ("D. Morris"); Wayne Pearce ("Pearce"), James A. Morris ("J. Morris") and Peter Passaro ("Passaro"), individually, and Members of CCC and as the other current and former officers/directors of BMRK (sometimes, collectively with D. Morris, referred to herein as the “Directors”); and William Sterling Mason, Esq. ("Mason"), individually and as a Member of CCC, in full and complete settlement and satisfaction of all claims by and between the parties, their successors and assigns, excluding only, however, any claims of the Directors against BMRK. This Agreement shall be deemed effective as of June 4, 2004. The following recitals shall be deemed part of the Agreement and incorporated therein by this reference.

ARTICLE I

RECITALS

WHEREAS, BMRK is in the process of a corporate reinstatement or reorganization; and

WHEREAS, JGM was BMRK’s former counsel and Assistant Secretary and is a shareholder of BMRK; and

WHEREAS, JGM is the current Managing Member of CCC; and

WHEREAS, J. Morris, Pearce, Passaro and  Mason are all Members of CCC; and

WHEREAS, D. Morris, J. Morris, Pearce and Passaro dispute that the structure of CCC, as finalized, was ever authorized by them or that BMRK ever authorized the execution and delivery of the Stipulated Settlement Agreement in Full Satisfaction of all Claims between CCC and BMRK that is referenced in paragraph 1 below, of which JGM denies, individually and as the Managing Member of CCC; and

WHEREAS, the parties hereto, including D. Morris, the Directors and Members of CCC and JGM have acknowledged that the proposed corporate reinstatement and/or reorganization of BMRK is in the best interests of BMRK and its shareholders and execute this Agreement in order to facilitate the reinstatement and reorganization of BMRK and to compromise and settle all claims by, between or among them or BMRK, excluding only, however, any claims of the Directors against BMRK.

NOW THEREFORE, in consideration and acknowledgement of the foregoing, the parties have entered into the within Agreement, recognizing that the same is in the best interests of BMRK and its shareholders, and to the benefit of each other party hereto.

ARTICLE II

AGREEMENT

1.  JGM  acknowledges, singly and as the current Manager of CCC, that as part of the proposed corporate reinstatement and reorganization, the Stipulated Settlement Agreement in Full Satisfaction of all Claims and Order Thereof entered on January 23, 2003, in the Third Judicial District Court, Division II, in and for Salt Lake County, Sandy Department, in Civil Action No. 020414349 (the "Settlement and Order") between CCC and BMRK will be set-aside and such assets which were the subject of that Settlement and Order will be transferred to D. Morris as receiver for BMRK as part of the planned corporate reinstatement and reorganization, on petition by D. Morris to such court or governmental agency in  which such proceeding shall be brought by D. Morris or the Directors, collectively, as part of the corporate reinstatement and reorganization, subject to the within Agreement.

2.   JGM, along with all other CCC Members, in order to facilitate the corporate reinstatement and reorganization of BMRK and all related actions, hereby name D. Morris as the Managing Member of CCC, and JGM hereby resign as the Managing Member thereof, with the designation of D. Morris as Managing Member and the resignation of JGM as Managing Member to be effective on the execution and delivery of this Agreement.

3.   In consideration hereof, BMRK, Directors, the Members of CCC and D. Morris as successor Managing Member of CCC, hereby agree as follows:

a. That the legal fees, expenses and advances claimed by JGM to be due and owing to him by BMRK in the amount of $300,000 is disputed by the Directors and BMRK. JGM, in order to expedite this Agreement has agreed to compromise his claim to: SEVENTY SEVEN THOUSAND FIVE HUNDRED DOLLARS ($77,500) and such compromise has been accepted by BMRK and Directors. Said sum shall be paid within ten (10) calendar days of the date the  Royalty or any part thereof (exclusive of advances of Newmont for expenses related to the BMRK corporate reinstatement and reorganization and related fees and expenses) resulting from Newmont’s assumption of the 1979 contract (which is subject of the Nevada litigation noted herein), owing CCC and/or BMRK,  their successors and/or assigns, is paid to or on behalf of BMRK, its successors, assigns, shareholders or CCC, or if it is subsequently determined that the Royalty and accrued interest will not be paid to BMRK by Newmont, then from any funds of BMRK received thereafter; and

b. That during JGM’s tenure representing BMRK, he was issued common stock of that BMRK as believed by Directors to be a retainer for services and believed by JGM as an incentive to continue to work on behalf of BMRK (“the JGM shares”). These shares amount to a total of 2,000,000 shares of BMRK which are evidenced by certificate numbered 58499. The Directors hereby acknowledge, as of January 4, 1999, that such JGM shares are deemed fully-paid and non-assessable and that such JGM shares and JGM shall be treated in the same manner as all other shareholders in the corporate reinstatement or reorganization of BMRK; provided, however, that JGM waives any applicable dissenters' rights that may be applicable to the corporate reinstatement and reorganization of BMRK and hereby agrees to grant the irrevocable proxy covering the JGM shares that is outlined below respecting approval of the corporate reinstatement or reorganization; and

c. It is further recognized that JGM is the registered owner of 500,000 shares of the common stock of Gold Mountain Exploration and Development, Inc. of which BMRK is also a shareholder and that said shares shall be returned to Gold Mountain Exploration for cancellation to its treasury, upon payment of the $77,500 provided for in 3a above, for no additional consideration to JGM.

d. JGM, BMRK, the Directors and CCC agree and acknowledge that any and all fees currently owing or which may become owing to Dave Stanton, and/or Goicoechea, Di Grazia, Coyle & Stanton, LTD., arising out of or in any way related to the CCC interpleader filed in Eureka County Nevada, CV 0303-023, shall be the sole responsibility JGM upon payment of the $77,500 provided for in 3a above, and JGM shall indemnify and hold BMRK, the Directors, CCC and the Members of CCC harmless there form; and

e. JGM, BMRK, the Directors, CCC and the Members of CCC hereby acknowledge that certain sums were advanced by D. Morris,  Pearce and Passaro to JGM, along with $2,500 by Mason, that were apparently used by CCC in order for CCC to pay part of its legal fees incurred in the Nevada litigation. It is hereby acknowledged and understood that the advances of D. Morris, Pearce and Passaro shall be the responsibility of BMRK, and the sum of $2,500 paid by Mason, shall be repaid by JGM upon payment of the $77,500 provided for in 3a above, and JGM shall indemnify and hold BMRK, the Directors, CCC and the Members of CCC harmless there from; and

f. In the interest of consummating the corporate reinstatement or reorganization of BMRK, JGM, having been provided with a general outline of the material terms and provisions of the corporate reinstatement or reorganization of BMRK (Exhibit A attached hereto and incorporated herein by reference) and being fully advised in the premises, hereby grants an irrevocable proxy to Leonard W. Burningham, Esq. to vote the JGM shares of BMRK referenced herein (i) in favor of any such corporate reinstatement or reorganization of BMRK which provides for each shareholder of BMRK to maintain their same share holdings in the reorganized or reinstated BMRK and agrees that he will not exercise any dissenters’ rights that might be applicable to the JGM shares referenced herein in any such plan of reorganization or corporate reinstatement of BMRK; and (ii) for the election of the D. Morris, J. Morris, Pearce and Passaro as directors of the reinstated and/or reorganized BMRK. This irrevocable proxy shall expire on the earlier of June 30, 2005, or the BMRK stockholders' vote on any corporate reinstatement or reorganization. JGM reserves the right to vote his shares as he sees fit as to any other matters that might arise during the period of the irrevocable proxy that are not inconsistent with the irrevocable proxy granted herein or the corporate reinstatement or reorganization of BMRK that is outlined in Exhibit A hereto.  It is specifically agreed by all parties that this irrevocable proxy is an integral part of this Agreement and an appropriate notation of this irrevocable proxy shall be made on the records of BMRK and any successor and any transfer agent for the same, upon the execution and delivery of this Agreement. In conjunction with this proxy, Directors will cause Burningham to update JGM, on a monthly basis, as to the status and progress being made on the reorganization of BMRK and the payments of the aforementioned royalties by Newmont discussed in 3a above.

g. That all parties will take whatever actions necessary to ensure that the obligations contained herein are recognized and become the obligations of the reorganized BMRK and that they are paid according to the terms contained herein.

4.  The parties hereto, JGM, BMRK,  the Directors, CCC, Members of CCC and D. Morris as Managing Member of CCC following the execution and delivery of this Agreement hereby acknowledge, represent and covenant by and among and between said parties, individually or jointly or on behalf of any business entity, that they have not taken any action which would adversely affect any real, personal or financial interests of any other party to this Agreement.  Accordingly, this Agreement shall be deemed and is intended to be in full and complete satisfaction of any and all claims of any nature whatsoever, in law or equity,  arising out of any factual situation, now known, unknown, liquidated, un-liquidated, contingent, or otherwise, by and between the parties, as of the date hereof, except as otherwise provided herein. Any and all issues by and between the parties hereto, arising prior to the date hereof, shall be deemed forever barred and foreclosed hereby, except as otherwise provided herein.   Following execution hereof, claims by any party hereto may only be made to enforce the terms of this Agreement.

        5.  Notice.  Any notice required or permitted to be given hereunder by any party hereto to any other party hereto shall be given in writing and shall be either personally delivered to the party to be notified or deposited in the U.S. mails, postage prepaid, certified and return receipt requested, and addressed to the party to be notified as follows:

If to BMRK:

If to the Directors:

If to CCC:

Leonard W. Burningham, Esq.

455 East  Fifth South, # 205

Salt Lake City, Utah 84111-3323

If to JGM:

J. Garry McAllister

1291 West 12600 South

Suite 102

Riverton, Utah 84065

If to Mason:

W. Sterling Mason, Esq.

P.O. Box 5513

Oroville, CA  95966

          Notice given by personal delivery shall be deemed given on the date so delivered, and notice given by mail shall be deemed given on the second business day following the date such notice is deposited in the U.S. mails in the manner provided above.  Each party hereto may change such party's address for the purpose of receiving future notices hereunder by giving notice of such changed address in the manner provided above.

6. Days.  Unless expressly provided to the contrary in this Agreement, all time periods shall be determined with reference to calendar days, and if a time period so determined ends on a weekend or a legal holiday, such time period shall be extended to the next regular business day.

7. Utah Law.  This Agreement and all matters pertaining to its formation, execution, interpretation, performance, enforcement and collection of damages resulting from its breach shall be determined solely with reference to the law of the State of Utah.

8. Paragraph Headings.  Paragraph headings and subparagraph headings are used in this Agreement solely for the purpose of convenience and shall not be used in the interpretation or enforcement of this Agreement.

9.    Entire Agreement,  Intent, Modification and Waiver.  This Agreement constitutes the entire agreement by and between the parties pertaining to the subject matter contained in this Agreement and supercedes all prior and contemporaneous agreements, representations and understandings of the parties hereto.  The parties hereto acknowledge that each relies wholly upon his, her, its and their own judgment, belief and knowledge in making this Agreement and this Agreement is made without reliance upon any statement or representation of the other parties hereto.  Each party acknowledges that no promise, inducement or agreement not herein expressed has been made to the other and that this Agreement contains the entire agreement between all the parties hereto and that the terms of this Agreement are contractual and not a mere recital.  It is the specific intent of the parties hereto, and each of them, that this Agreement shall settle any and all disputes or claims, of any nature or kind, presently known, unknown, contingent, liquidated or un-liquidated, that may now exist by and between the parties.

10. Recitals.  Each of the Sellers acknowledges and agrees that each and every statement contained in the Recitals portion of this Agreement is true.

11.  Time.  Time is of the essence of this Agreement.

 12.   Binding Effect.  This Agreement is and shall be binding on the parties hereto and inure to the benefit of their agents, employees, partners, heirs, executors, administrators, successors and assigns.

13. Attorney’s  Fees.  Should any litigation  be commenced among the parties hereto and/or their personal representatives concerning any provisions of this Agreement or the rights and duties of any person in relation thereto, the party prevailing in such litigation shall be entitled to and shall receive, in addition to such other relief that shall be granted, a reasonable amount as and for his or her or its or their attorney's fees in such litigation which shall be determined by a court in such litigation or in a separate action brought for that purpose.

14. Effective Date.  This Agreement shall become effective on the date first above written.

15. In the event that JGM has not received the payment provided for in 3a above by June 30, 2005, JGM, at his option may terminate the compromise of fees provided for in said paragraph upon 15 days notice to the other parties. Upon such notice of termination, this Settlement Agreement shall be null and void as between BMRK and JGM and such parties claims against each other that existed prior thereto shall be reinstated

IN WITNESS WHEREOF, each of the parties hereto hereby executes this Agreement on the date set forth below opposite such party's signature.

Dated: June 4, 2004                                                /s/J. Garry McAllister

                                                                               J. Garry McAllister, Individually and

                                                                               as the Managing Member of CCC

                                                                               Bullion Monarch Company, Inc.

Dated: June 7, 2004                                               BY: /s/ R. Don Morris

                                                                               R. Don Morris, President

Dated: June 7, 2004                                               /s/R. Don Morris

                                                                               R. Don Morris, Individually and

                                                                               as a Director of BMRK

Dated: June 7, 2004                                               /s/Wayne Pearce

                                                                               Wayne Pearce, Individually and

                                                                               as a Director of BMRK and a Member of CCC

Dated: June 7, 2004                                                /s/James A. Morris

                                                                                James A. Morris, Individually and

                                                                                as a Director of BMRK and as a

                                                                                Member of CCC

Dated: June 7, 2004                                                /s/Peter Passaro

                                                                                Peter Passaro, Individually and

                                                                                as a Director of BMRK and as a

                                                                                Member of CCC

Dated: June 4, 2004                                                /s/William Sterling Mason

                                                                                William Sterling Mason,  as a

                                                                                Member of CCC